Exhibit 99.1

**For Immediate Release**

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS

RENTON, WASHINGTON – August 21, 2015 – First Financial Northwest, Inc. (“Company”) (NASDAQ GS: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today that Ms. Kathleen Smythe and Mr. Roger H. Molvar have been appointed to the Boards of Directors of the Company and the Bank.  In addition, Ms. Smythe and Mr. Molvar have also been appointed to the Board of Directors of the Company’s non-financial institution subsidiary, First Financial Diversified Corporation (“FFD”).

The Company’s Nominating and Corporate Governance Committee proposed and the Board of Directors ratified and approved the appointment of Ms. Smythe and Mr. Molvar to the Board of Directors.  The appointment of Ms. Smythe and Mr. Molvar to the Company’s Board of Directors is effective August 21, 2015.

“We are pleased to welcome Ms. Smythe and Mr. Molvar to our Boards of Directors,” said Joseph W. Kiley III, President and Chief Executive Officer.  “Their combined leadership and professional banking experience will be a great benefit to the Company, the Bank, and FFD.”

Ms. Smythe, an investment banker/advisor to banks and other financial services companies with over 30 years of experience, has extensive experience in many facets of the financial services arena. From March 2011 until February 2015, Ms. Smythe was a Managing Director of Sandler O'Neill + Partners, L.P. in its Investment Banking Group. From 2006 through 2012, Ms. Smythe also served on the Board of Directors of Guaranty Bancorp, including the Audit Committee, among others. From 2002 to 2004, Ms. Smythe was Managing Director and Co-head of West Coast Investment Banking for Keefe Bruyette & Woods, Inc. and Managing Director, Head of Commercial Banking Practice for Putnam Lovell Securities from 2000 to 2002.  Prior to that, from 1986 to 2000 she was with Banc of America Securities (formerly Montgomery Securities) where she was a Partner and Senior Managing Director in charge of the West Coast Banking Practice. Ms. Smythe received her B.A. from the University of California, Los Angeles, an M.A. from New York University and an M.I.M. in International Management from the American Graduate School of International Management. Ms. Smythe earned masters and doctorate degrees in Romance Languages from Harvard University.

Mr. Molvar has over 35 years of experience in the financial institutions industry and with his experience and leadership roles in banking will be able to provide competence in Board leadership along with a strong background to support his contributions as a director.  Mr. Molvar currently serves as a director of PacWest Bancorp in Los Angeles, California, a position he has held since 2014.  Prior to that, Mr. Molvar served as a director of Farmers and Merchants Bank in Long Beach, California from 2005 to 2008 and served as a director of CapitalSource Bank from 2008 until 2014. From 2000 to 2004, Mr. Molvar was an Executive Vice President of IndyMac Bancorp and Chief Executive Officer of IndyMac Consumer Bank,

responsible for the bank's consumer/branch banking business. Prior to joining IndyMac, Mr. Molvar was a Senior Vice President and management committee member of The Times Mirror Company, and previously served as Senior Vice President and Comptroller of First Interstate Bank of California. Mr. Molvar chairs the executive committee of the SEC and Financial Reporting Institute at the University of Southern California.

About the Company and the Bank

First Financial Northwest, Inc. is the parent company of the Bank; a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its full-service banking office. The Company is also the parent company of FFD, a Washington chartered corporation.  For additional information, please visit the Bank’s website at www.fsbnw.com and click on the “Investor Relations” section.

Forward Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Such forward-looking statements speak only as of the date of this release.  The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company’s expectations of results or any change in events.